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                                                                   Exhibit (10)




                               McGRAW-HILL, INC.

                    1995 KEY EXECUTIVE SHORT-TERM INCENTIVE
                               COMPENSATION PLAN
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                               McGRAW-HILL, INC.

           1995 KEY EXECUTIVE SHORT-TERM INCENTIVE COMPENSATION PLAN




    SECTION                        CONTENTS                        PAGE
    -------                        --------                        ----

       1.            Purpose                                         1

       2.            Definitions                                     2

       3.            Effective Date                                  4

       4.            Administration                                  5

       5.            Eligibility                                     6

       6.            Target Award                                    7

       7.            Performance Objectives                          8

       8.            Notice of Award                                10

       9.            Award Determination                            11

      10.            Payment of Awards                              13

      11.            Termination of Employment                      14

      12.            Transfer                                       15

      13.            Amendment, Suspension or Termination           16
                       of Plan

      14.            Non-Assignment of Rights                       17

      15.            Costs of Plan                                  18

      16.            Change of Control                              19


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Section 1.  PURPOSE


The 1995 Key Executive Short-Term Incentive Compensation Plan is intended to increase the profitability of McGraw-Hill by providing the opportunity for key executives to earn incentive payments for outstanding achievement and performance. It is the purpose of the Plan to motivate executives to the attainment of demanding goals by providing recognition and rewards in the form of cash incentive awards. The Plan has the further purpose of fulfilling the Corporation's objective of offering a fully competitive total compensation package to its key McGraw-Hill employees, thus enabling McGraw-Hill to attract and retain executives of the highest caliber and ability.





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Section 2.   DEFINITIONS

The following terms used in the Plan are defined as follows:

AWARD YEAR - the calendar year of the Corporation during which Performance Objectives must be achieved by the Participant.

BOARD OF DIRECTORS - the Corporation's Board of Directors.

CEO - the Chief Executive Officer of the Corporation.

COMMITTEE - the Management Compensation Committee of the Board of Directors.

CORPORATION - McGraw-Hill, Inc. and its subsidiaries.

DISABILITY - "Disability" means eligibility for disability benefits under the terms of McGraw-Hill's Long-Term Disability Plan in effect at the time the Participant becomes disabled.

EARLY RETIREMENT - means termination of employment under a retirement Plan of McGraw-Hill provided that a participant is age 55 or older with at least 10 years of service and eligible to receive upon termination a McGraw-Hill pension benefit.




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MANAGEMENT - The CEO and such other member of McGraw-Hill's management as the
CEO may from time to time designate to take action with respect to the Plan.

McGRAW-HILL - McGraw-Hill, Inc. and its subsidiaries.

NORMAL RETIREMENT - means termination of employment from the Company on or after age 65.

PARTICIPANT - a key executive of McGraw-Hill who receives a Target Award under the Plan.

PERFORMANCE OBJECTIVES - significant business or individual objectives to be achieved by the Participant during the Award Year and upon which the percentage of payment of the Target Award shall be based.

PLAN - the McGraw-Hill 1995 Key Executive Short-Term Incentive Compensation
Plan.

RETIREMENT - means Normal or Early Retirement.

TARGET AWARD - the cash payment that shall be made to the Participant if the Participant's Performance Objectives are achieved during the applicable Award Year.





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Section 3.  EFFECTIVE DATE


Subject to compliance with all applicable legal requirements, the Plan shall be effective as of January 1, 1995, and the 1995 calendar year shall be the first Award Year of the Plan. The Plan was approved by the Board of Directors on November 30, 1994. No future Target Award shall be granted subsequent to the 1999 Award Year unless the Plan is extended by the Board of Directors.





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Section 4.  ADMINISTRATION


The Committee shall be responsible for the implementation and administration of the Plan. No Committee member shall be eligible for a Target Award under the Plan while serving as a Committee member. The Committee's functions shall include, but not be limited to: (a) interpretation of the Plan (which interpretation shall be final and binding, unless otherwise determined by the Board of Directors) and establishment of the rules and regulations governing Plan administration; (b) selection of Participants; (c) determination of Target Awards; (d) approval of Performance Objectives; (e) determination of the degree of the attainment of the Performance Objectives; (f) determination of the size of individual awards and payments to Participants. In reaching its decisions, the Committee shall consider recommendations made by Management. The Committee may, in discharging its responsibilities under the Plan, delegate such duties to officers or other employees of McGraw-Hill as it deems appropriate. In addition, the Committee is authorized to use the services of the Corporation's Corporate Audit Department and/or independent auditors to determine the level of achievement of Performance Objectives.


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Section 5.  ELIGIBILITY


The Committee shall select Participants based on recommendations of Management. Selection as a Participant shall be limited to those key full-time employees of McGraw-Hill who, by virtue of their positions, have a demonstrable impact on either the profitability of a major business unit of McGraw-Hill, or upon the overall profitability of McGraw-Hill. No Committee member shall be eligible to be a Participant while serving as a Committee member, but a director of the Corporation who is also a full-time employee, but not a member of the Committee, shall be eligible to be a Participant. No Participant or employee of McGraw-Hill shall have any right to be awarded any Target Award or actual payment under the Plan.





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Section 6.  TARGET AWARD


The amount of the Target Award for each Participant shall be determined by the Committee at or near the start of the applicable Award Year based upon Management's recommendation.





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Section 7.  PERFORMANCE OBJECTIVES


Performance Objectives for each Participant shall be established as provided in this section at demanding levels so that their achievement reflects commendable performance by the Participant. The Performance Objectives may consist of Financial Objectives, Individual Objectives or a combination of Financial and Individual Objectives. Financial and Individual Objectives are defined as follows:

            (a) FINANCIAL OBJECTIVES - Financial Objectives shall be expressed in terms of the most significant performance indicators for the particular business unit being considered, or McGraw-Hill as a whole, and shall be established at the start of each Award Year by Management, subject to review and approval by the Committee. At the same time, a "range" of achievement for financial objectives ranging from "zero" to "target" (100% of Target Award relating to Financial Objectives) to "maximum" (150% of Target Award relating to Financial Objectives) shall be established. The Committee shall have the authority to alter or adjust Financial Objectives during the course of an Award Year, or to alter or adjust the financial results otherwise reported or achieved by the Corporation during such Award Year, if it is deemed appropriate to do so.


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            (b)     INDIVIDUAL OBJECTIVES - Individual Objectives, if
appropriate for a participant, shall be expressed in terms of significant qualitative or quantitative individual goals to be achieved during the Award Year. Individual Objectives usually shall be established jointly by the Participant and the Participant's immediate superior, subject to approval by the CEO, or his delegate. Any Individual Objectives for the CEO shall be established by the Committee; Individual Objectives for all Participants in Grades 25 and above shall be reviewed by the Committee or its delegate for consistency with overall Corporate goals and individual equity. A Participant's Individual Objectives may be altered or amended during an Award Year, if necessary, to properly reflect changed business conditions and priorities, subject to approval by the CEO or his delegate.





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Section 8.  NOTICE OF AWARD


Except as may otherwise be determined by the Committee, a Participant shall be notified in writing on or near the start of the Award Year of the amount of the Participant's Target Award.





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Section 9.   AWARD DETERMINATION


As soon as practicable following the completion of each Award Year, the level of achievement of Performance Objectives for each Participant and the amount of the Award payment shall be determined by Management. The Award payments for Participants in Grade 25 and above are subject to review and approval by the Committee. The level of achievement of the Performance Objectives shall be determined in the following manner:

            (a) FINANCIAL OBJECTIVES - For performance at or below the "zero" level of achievement, there shall be no payment. Performance between the "zero" level of achievement and the "target" level shall result in a payment in accordance with the established range of achievement payment schedule. Performance between the "target" and the "maximum" level of achievement (150% of target) shall result in a payment in accordance with the established range of achievement payment schedule.

            (b) ADJUSTMENTS IN FINANCIAL CALCULATIONS - The Committee in its sole discretion has the authority to effect adjustments from time to time in connection with determining the degree of achievement of the Financial Objectives for McGraw-Hill or a business unit of McGraw-Hill for the applicable year in question, and to make any other determinations, as it deems equitable, fair or advisable for the purpose of ascertaining the amount of any payments under this Plan.
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            (c)     INDIVIDUAL OBJECTIVES - The attainment of Individual
Objectives shall be determined by the Participant's superior, subject to review by Management and for Participants in Grade 25 and above by the Committee for consistent and equitable evaluations and judgments. The Committee shall decide the degree to which the CEO has attained his Individual Objectives, if any.

            (d) ACTUAL AWARDS - The sum of the award based on achievement of Financial Objectives and, if applicable, Individual Objectives.

            (e) MAXIMUM AWARDS - Where one or more objectives (but not necessarily all) have been clearly and demonstrably exceeded, a Participant may be paid an amount in excess of the portion of the award related to such objectives. The maximum award may not exceed 150% of the Target Award except in unusual circumstances approved by the Committee.





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Section 10.  PAYMENT OF AWARDS


Award payments shall be made, less required tax and applicable benefits withholdings, as soon as practicable after the determination and final approval of such payments as provided in Section 9.





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Section 11.  TERMINATION OF EMPLOYMENT

If a Participant's employment with McGraw-Hill terminates during an Award Year because of death, Disability or Retirement or with the approval of the Committee where severance is paid, the Participant (or the Participant's designated beneficiary or estate in the absence of a surviving designated beneficiary) shall receive a pro rata Award payment based on the portion of the Award Year the Participant was employed by McGraw-Hill in an eligible position while the Target Award was outstanding and the degree to which during such Award Year the Performance Objectives were judged to have been achieved. A Participant whose employment with McGraw-Hill terminates during an Award Year for any other reason shall not be eligible for any payment of an Award for such Award Year. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of McGraw-Hill. A leave of absence, approved by the Committee, shall not be deemed to be a termination of employment for purposes of this Plan, and may warrant a full or pro rata award as determined by the Committee.

Following the completion of an Award Year, no Award shall be payable to any Participant who voluntarily resigns his/her employment prior to the payment date for such Award. For purposes of the preceding sentence, death, Disability or Retirement shall not be deemed a voluntary resignation.

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Section 12.  TRANSFER


If a Participant is transferred within McGraw-Hill during an Award Year to a position that is not considered as eligible for participation in the Plan, the Committee may, in its sole and absolute discretion, authorize a pro rata Award Payment based on the number of full months during which the Participant was in an eligible position while the Target Award was outstanding and the degree to which during such Award Year the Performance Objectives were achieved.





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Section 13.  AMENDMENT, SUSPENSION OR TERMINATION OF PLAN


The Board of Directors may at any time based upon a recommendation of the Committee, amend, suspend, or terminate the Plan.





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Section 14.   NON-ASSIGNMENT OF RIGHTS.


A Participant's Target Award may not be assigned or transferred, and is not subject to attachment, garnishment, execution, or other creditor's processes. In the event of a Participant's death, the payment of the Award as provided in the Plan, if any, shall be made to the Participant's designated beneficiary, or estate in the absence of a surviving beneficiary.





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Section 15.  COSTS OF PLAN


The expenses incurred in administering the Plan, including any Committee fees, charges by the Corporation's independent auditors, or other costs, shall be borne by the Corporation.





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Section 16.   CHANGE OF CONTROL


In the event of a Change of Control of the Corporation, then immediately after such event becomes effective (the "Effective Date"), the Corporation shall pay to each Participant the pro rata amount of said Participant's Target Award for said Award Year, determined solely by the ratio which the number of calendar quarters during which the award had been outstanding (including the calendar quarter in which the Change of Control occurred) bears to four (4).

For purposes of this Plan, the term "Change of Control" shall mean any of the following events:

                             (i)  The acquisition (other than from the
            Corporation) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, McGraw-Hill, or its subsidiaries, or any employee benefit plan of McGraw-Hill) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting

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          securities entitled to vote generally in the election of directors; or

                             (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                           (iii)  Approval by the stockholders of the
          Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Corporation immediately

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            prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the assets of the Corporation.

                             The reasonable legal fees incurred by any
            Participant to enforce his/her valid rights hereunder shall be paid for by the Corporation to the Participant in addition to sums otherwise due under this Plan, whether or not the Participant is successful in enforcing his/her rights or whether or not the matter is settled.





November 30, 1994





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